UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2015

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-33551	20-8875684
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York	10154
(Address of principal executive offices)	(Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2015, Laurence A. Tosi, Chief Financial Officer of Blackstone Group Management L.L.C., the general partner of The Blackstone Group L.P., resigned effective August 7, 2015, to accept the position of Chief Financial Officer of Airbnb Inc.

Michael S. Chae will be appointed Chief Financial Officer upon Mr. Tosi’s departure. Mr. Chae is a Senior Managing Director at Blackstone and Head of International Private Equity. He has also served as Head of Private Equity for Asia/Pacific since December 2010. Mr. Chae also oversees private equity investments in the media and telecom sectors, and helps oversee the investment process for the Tactical Opportunities fund. Mr. Chae graduated magna cum laude from Harvard College, and received an M.Phil. in International Relations from Cambridge University and a J.D. from Yale Law School. He currently serves on the boards of Hilton Worldwide and Pactera, and previously has served on numerous boards of private and publicly traded portfolio companies. Mr. Chae is a member of the Board of Trustees of the Lawrenceville School and Chairman of its Investment Committee, the Council on Foreign Relations and the Board of Trustees of the Asia Society.

Mr. Chae invests in and alongside Blackstone’s funds as described in its Annual Report on Form 10-K for the year ended December 31, 2014. There is no family relationship between Mr. Chae and any of Blackstone’s directors or executive officers.

A copy of a memo relating to the resignation of Mr. Tosi and appointment of Mr. Chae is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Memo dated July 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2015

The Blackstone Group L.P.

By: Blackstone Group Management L.L.C., its General Partner

/s/ John G. Finley
John G. Finley
Chief Legal Officer